Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 20, 2009, Cell Therapeutics, Inc. (the “Company”) exercised its option to sell its 50% ownership interest in the 50/50 owned joint venture with Spectrum Pharmaceuticals, Inc. (“Spectrum”) to commercialize and develop Zevalin® (ibritumomab tiuxetan) (“Zevalin”) in the United States to Spectrum for $18 million, as may be adjusted for amounts owed between the Company and the joint venture as of the closing (the “Purchase Price”), pursuant to the term of the operating agreement for the joint venture, dated December 15, 2008 (the “LLC Agreement”). The Company and Spectrum established the joint venture, RIT Oncology, LLC (“RIT” or “Joint Venture”), in December 2008, pursuant to the Purchase and Formation Agreement dated November 26, 2008 (“Purchase Agreement”), at which time the Company contributed all of the Zevalin related assets to the joint venture and sold to Spectrum a 50% membership interest in the joint venture for $15 million, plus certain milestone payments.

On March 2, 2009, the Company received from Spectrum $6.5 million of the Purchase Price, less certain fees and expenses.

The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2008 and the unaudited condensed combined statements of operations for the nine months ended September 30, 2008 and the year ended December 31, 2007 are based on the historical financial statements of CTI and the Zevalin product profit and loss statement, including certain estimates, assumptions and adjustments described in the accompanying notes to the pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is intended for informational purposes only and does not purport to represent what CTI’s financial position or results of operations would actually have been if both the formation of the Joint Venture and the subsequent sale of CTI’s 50% interest in the Joint Venture, together resulting in the complete disposition of Zevalin, had in fact occurred on the dates indicated below and should not be construed as being representative of future operating results.

For pro forma purposes:

•

CTI’s unaudited balance as of September 30, 2008 has been adjusted assuming that both the formation of the Joint Venture and the subsequent sale of CTI’s 50% interest in the Joint Venture, together resulting in the complete disposition of Zevalin, occurred on September 30, 2008;

•

CTI’s unaudited statement of operations for the nine months ended September 30, 2008 has been adjusted assuming that both the formation of the Joint Venture and the subsequent sale of CTI’s 50% interest in the Joint Venture, together resulting in the complete disposition of Zevalin, occurred on January 1, 2008;

•

CTI’s statement of operations for the year ended December 31, 2007 has been adjusted assuming that both the formation of the Joint Venture and the subsequent sale of CTI’s 50% interest in the Joint Venture, together resulting in the complete disposition of Zevalin, occurred on January 1, 2007; and

•

Due to its non-recurring nature, the estimated gain on sale recognized by CTI has been excluded from the unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2008 and the year ended December 31, 2007.

These unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical financial statements and the related notes included in CTI’s Annual Report on Form 10-K for the year ended December 31, 2007 and its quarterly report on Form 10-Q for the nine months ended September 30, 2008.

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

September 30, 2008

(In thousands)

	Cell Therapeutics, Inc.	Disposition of Zevalin		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$10,530	$28,108	(A)	$38,638
Restricted cash	29,441	—		29,441
Securities available-for-sale	1,196	—		1,196
Interest receivable	13	—		13
Accounts receivable, net	1,590	—		1,590
Inventory, net	414	(414)	(B)	—
Prepaid expenses and other current assets	4,159	414	(B)	4,573

Total current assets	47,343	28,108		75,451
Property and equipment, net	4,426	—		4,426
Goodwill	17,064	—		17,064
Other intangibles, net	14,638	(14,638)	(C)	—
Other assets	10,275	—		10,275

Total assets	$93,746	$13,470		$107,216

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$11,144	—		$11,144
Accrued expenses	24,944	—		24,944
Warrant liability	2,820	—		2,820
Current portion of deferred revenue	80	—		80
Current portion of long-term obligations	730	—		730

Total current liabilities	39,718	—		39,718
Deferred revenue, less current portion	339	—		339
Other long-term obligations, less current portion	9,203	(6,180)	(C)	3,023
18.33% convertible senior notes	15,485	—		15,485
15.5% convertible senior notes	14,214	—		14,214
15% convertible senior notes	17,540	—		17,540
9% convertible senior notes	4,027	—		4,027
7.5% convertible senior notes	32,505	—		32,505
6.75% convertible senior notes	6,923	—		6,923
5.75% convertible senior notes	23,619	—		23,619
5% convertible senior subordinated notes	55,150	—		55,150

Total liabilities	218,723	(6,180)		212,543
Commitments and contingencies
Minority interest in subsidiary	—	—		—
Preferred Stock	8,403	—		8,403
Shareholders’ deficit:
Common stock	1,142,573	—		1,142,573
Accumulated other comprehensive loss	(4,974)	—		(4,974)
Accumulated deficit	(1,270,979)	19,650	(D)	(1,251,329)

Total shareholders’ deficit	(133,380)	19,650		(113,730)

Total liabilities and shareholders’ deficit	$93,746	$13,470		$107,216

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2008

(In thousands, except per share amounts)

	Cell Therapeutics, Inc.	Disposition of Zevalin (E)	Pro Forma Combined
Revenues:
Product sales	$8,824	$(8,824)	$—
License and contract revenue	60	—	60

Total revenues	8,884	(8,824)	60

Operating expenses:
Cost of product sold	2,349	(2,349)	—
Research and development	43,038	(5,201)	37,837
Selling, general and administrative	30,526	(5,100)	25,426
Amortization of purchased intangibles	1,540	(519)	1,021
Acquired in-process research and development	36	—	36

Total operating expenses	77,489	(13,169)	64,320

Loss from operations	(68,605)	4,345	(64,260)
Other income (expense):
Investment and other income	499	—	499
Interest expense	(6,955)	—	(6,955)
Amortization of debt discount and issuance costs	(52,259)	—	(52,259)
Foreign exchange gain	909	—	909
Make-whole interest expense	(52,512)	—	(52,512)
Gain on derivative liabilities, net	56,092	—	56,092
Loss on exchange of convertible notes	(15,880)	—	(15,880)
Write-off of financing arrangement costs	(2,361)	—	(2,361)
Settlement expense	(799)	—	(799)

Other expense, net	(73,266)	—	(73,266)

Loss before minority interest	(141,871)	4,345	(137,526)
Minority interest in net loss of subsidiary	95	—	95

Net loss	(141,776)	4,345	(137,431)
Preferred stock beneficial conversion feature	(1,067)	—	(1,067)
Preferred stock dividends	(574)	—	(574)
Deemed dividends on conversion of preferred stock	(18,149)	—	(18,149)

Net loss attributable to common shareholders	$(161,566)	$4,345	$(157,221)

Basic and diluted net loss per common share	$(13.68)		$(13.32)

Shares used in calculation of basic and diluted net loss per common share	11,807		11,807

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007

(In thousands, except per share amounts)

	Cell Therapeutics, Inc.	Disposition of Zevalin (E)	Pro Forma Combined
Revenues:
Product sales	$47	$(47)	$—
License and contract revenue	80	—	80

Total revenues	127	(47)	80

Operating expenses:
Cost of product sold	49	(49)	—
Research and development	72,019	—	72,019
Selling, general and administrative	35,316	—	35,316
Acquired in-process research and development	24,615	—	24,615
Amortization of purchased intangibles	913	(43)	870
Restructuring charges and related asset impairments	201	—	201

Total operating expenses	133,113	(92)	133,021

Loss from operations	(132,986)	45	(132,941)
Other income (expense):
Investment and other income, net	2,430	—	2,430
Interest expense	(12,517)	—	(12,517)
Foreign exchange gain	4,657	—	4,657
Make-whole interest expense	(2,310)	—	(2,310)
Gain on derivative liabilities, net	3,672	—	3,672
Loss on exchange of convertible notes	(972)	—	(972)
Settlement expense	(160)	—	(160)

Other expense, net	(5,200)	—	(5,200)

Loss before minority interest	(138,186)	45	(138,141)
Minority interest in net loss of subsidiary	78	—	78

Net loss	(138,108)	45	(138,063)
Preferred stock beneficial conversion feature	(9,549)		(9,549)
Preferred stock dividends	(648)	—	(648)

Net loss attributable to common shareholders	$(148,305)	$45	$(148,260)

Basic and diluted net loss per common share	$(32.75)		$(32.74)

Shares used in calculation of basic and diluted net loss per common share	4,529		4,529

Notes to Unaudited Pro Forma

Condensed Combined Statements of Operations

Note 1. Pro Forma Consolidated Financial Statements Notes

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(A)	Reflects cash proceeds of (i) $15.0 million received from the initial sale of Zevalin to the Joint Venture and (ii) $18.0 million related to CTI’s exercise of its option to sell its 50% ownership in the Joint Venture. In addition, this amount reflects approximately $1.4 million in estimated formation costs related to the Joint Venture, a $1.8 million capital contribution payment by CTI to the Joint Venture upon formation and approximately $1.7 million in transaction costs related to CTI’s sale of its 50% interest in the Joint Venture.

(B)	Represents Zevalin inventory sold to the Joint Venture by CTI and a corresponding receivable from the Joint Venture for the purchase.

(C)	Represents the net book value of assets and liabilities included in the disposition of the Zevalin business to the Joint Venture.

(D)	Represents (i) the estimated gain of approximately $9.4 million recognized on sale of the Zevalin net assets and liabilities to the Joint Venture upon its formation and (ii) the estimated gain of approximately $10.2 million recognized on the subsequent sale of CTI’s 50% interest in the Joint Venture.

(E)	Reflects elimination of the historical Zevalin business as a result of the sale of Zevalin.